UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 15, 2007
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of
incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Burrard Street, Suite 1220, Vancouver, British
Columbia, Canada	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 685-0076
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d -2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01      Entry Into a Material Definitive Agreement.

On August 15, 2007, Park Place Energy Corp. (“Park Place”) entered into an amended and restated reorganization asset and share purchase and sale agreement (the “Amended and Restated Share Transfer Agreement”) dated effective July 30, 2007 among Park Place, Scott Pedersen, the former President, Secretary and a director of Park Place, Elena Avdasseva, a former shareholder of common stock in Park Place, and David Stadnyk, the current President, Treasurer and director of Park Place. The Amended Share Transfer Agreement amends and restates the reorganization asset and share purchase and sale agreement executed by the same parties on August 8, 2007 and attached as an exhibit to our current report on Form 8-K filed August 14, 2007. The following summary of certain material terms of the Amended and Restated Share Transfer Agreement does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Share Transfer Agreement, a copy of which is attached as an exhibit to this current report on Form 8-K.

Under the Amended and Restated Share Transfer Agreement, Park Place transferred all of its rights to the website “www.simpletennis.com” to Mr. Pedersen, and also paid him US$10,000 and CDN$4,127, while Mr. Pedersen transferred 17,000,000 of his 18,000,000 post split shares of common stock in Park Place to Park Place for cancellation, and Mr. Pedersen resigned as an officer and director of Park Place. Additionally under the Amended and Restated Share Transfer Agreement, David Stadnyk paid US$10,000 to Elena Avdasseva, while Ms. Avdasseva transferred 30,000,000 shares of common stock in Park Place to Mr. Stadnyk and Mr. Stadnyk returned 28,000,000 of these shares to Park Place for cancellation.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Amended and Restated Reorganization Asset and Share Purchase and Sale Agreement, dated effective July 30, 2007, among Park Place Energy Corp., Scott Pedersen, David Stadnyk and Elena Avdasseva

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

Date: August 15, 2007.	/s/ David Stadnyk
David Stadnyk
President